As filed with the Securities and Exchange Commission on May 9, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9540 South Maroon Circle, Suite 200
Englewood, CO 80112
(303) 922-6463
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer S. Grafton, Esq.
General Counsel and Secretary
Westmoreland Coal Company
9540 South Maroon Circle, Suite 200
Englewood, CO 80112
(303) 922-6463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Amy Bowler, Esq.
Holland & Hart LLP
6380 S. Fiddlers Green Circle Suite 500
Greenwood Village, Colorado 80111
(303) 290-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, par value $2.50 per share	700,000(2)	$27.77	$19,439,000	$2,503.74
____________________

(1)
Estimated solely for the purpose of computing the registration fee. The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby are calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) using the average of the high and low sales price per share of our common stock on May 8, 2014, as reported on the NASDAQ Global Market.

(2)
Includes such additional number of shares of common stock, of a currently undeterminable amount, as may from time-to-time become issuable by reason of stock splits, stock dividends and certain other provisions to prevent dilution, which shares of common stock are registered hereunder pursuant to Rule 416 under the Securities Act.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the solicitation, offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2014
PROSPECTUS
WESTMORELAND COAL COMPANY
700,000 Shares of Common Stock, $2.50 par value

This prospectus relates to the resale, from time to time, by the Westmoreland Retirement Plan Trust, The Kemmerer Coal Company Elkol-Sorensen Mine Pension Plan Trust and the Beulah & Savage Mines Hourly EES Pension Plan Trust, collectively referred to as the selling securityholders or the Trusts, of up to 700,000 shares of Westmoreland Coal Company common stock. The shares of our common stock registered under this prospectus have been contributed and issued by us to the Trusts to fund certain obligations to our pension plans. The shares of common stock, which we refer to in this prospectus as the securities, will be sold by the trustees for the accounts of each of the Trusts. The selling securityholders received the securities in a transaction exempt from the registration requirements of the Securities Act.

The prices at which the selling securityholders may sell the securities will be determined by prevailing market prices or through privately negotiated transactions and the selling securityholders will be responsible for any discounts or commissions due to brokers or dealers. We will not receive proceeds from the sale of the securities. We have agreed to bear the expenses of registering the securities covered by this prospectus and any prospectus supplements.

The securities are being registered to permit the selling securityholders to sell the securities from time to time in the public market. The selling securityholders may sell the securities through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution.” We do not know when or in what amount the selling securityholders may offer the securities for sale. The selling securityholders may sell any, all or none of the securities offered by this prospectus.

Our common stock is listed on NASDAQ Global Market under the symbol “WLB.” On May 8, 2014, the last reported sale price of our common stock on the NASDAQ Global Market was $27.64 per share.

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of common stock and all of the information incorporated or deemed incorporated by reference herein and therein. Our business, and an investment in our common stock, involves significant risks. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated or deemed incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2014.

Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Westmoreland” and the “Company” to refer to Westmoreland Coal Company and its subsidiaries. Our common stock is traded on the NASDAQ Global Market under the symbol “WLB.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus or in any prospectus supplement in one or more transactions. This prospectus provides you with a general description of the securities that may be sold by the selling securityholders. Each time a selling securityholder sells offered securities, the selling securityholder is required to provide you with this prospectus, and in certain cases a prospectus supplement, that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our original SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of this common stock are permitted. You should not assume that information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of common stock occurs.

The selling securityholders may sell the securities to underwriters who will in turn sell the common stock to the public on terms fixed at the time of sale. In addition, the securities may be sold by the selling securityholders directly or through dealers or agents that we may designate from time to time. If a selling securityholder, directly or through agents, solicits offers to purchase the securities, it may accept or reject, in whole or in part, any of those offers. A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the selling securityholder. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated herein by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our future operating results or our ability to generate sales, income or cash flow are forward-looking statements.

Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict. Some of our forward-looking statements include the following:

•	Changes in our post-retirement medical benefit and pension obligations and the impact of recently enacted healthcare legislation;

•	The impact of the recently enacted healthcare legislation and its effect on our employee health benefit costs;

•
Our potential inability to expand or continue current coal operations due to limitations in obtaining bonding capacity for new mining permits, and/or increases in our mining costs as a result of increased bonding expenses;

•
Our substantial level of indebtedness, now and following our anticipated acquisition of the coal operations of Sherritt International Corporation, which we refer to as the Sherritt Acquisition, and potential inability to maintain compliance with debt covenant requirements;

•	The potential inability of our subsidiaries to pay dividends to us due to restrictions in our debt arrangements, reductions in planned coal deliveries or other business factors;

•	The effect of Environmental Protection Agency inquiries and regulations on the operations of the power plants we provide coal to;

•	The effect of prolonged maintenance or unplanned outages at our operations or those of our major power generating customers;

•
Future legislation and changes in regulations, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;

•	Our ability to complete the Sherritt Acquisition;

•
Our expansion into international operations as a result of the Sherritt Acquisition which will expose us to risks relating to exchange rates and exchange controls, general economic and political conditions, costs associated with compliance with governmental regulations in multiple jurisdictions, tax-related risks and export or import requirements for, or restrictions related to, our products;

•	Our efforts to effectively integrate the Sherritt operations with our existing business and our ability to manage our expanded operations following the acquisition;

•	Our ability to realize growth opportunities and cost synergies as a result of the Sherritt Acquisition;

•
Competition with natural gas and other non-coal energy resources, which may be increased as a result of energy policies, regulations and subsidies or other government incentives that encourage or mandate use of alternative energy sources;

•
Coal-fired power plant capacity, including the impact of environmental regulations, energy policies and other factors that may cause utilities to phase out or close existing coal-fired power plants or reduce construction of any new coal-fired power plants;

•	Railroad, export terminal capacity and other transportation performance, costs and availability; and

•
Our potential inability to enter into new coal supply agreements with existing customers due to the unfavorable result of competitive bid processes or the shutdown of a power facility due to new environmental legislation or regulations.

For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed after the date of this prospectus, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” on page 3 of this prospectus and incorporated by reference in this prospectus. Any of these risks could impair our business, financial condition or results of operation. We undertake no obligation to update any forward-looking statements after distribution of this prospectus.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled "Risk Factors," and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Business Overview

Westmoreland Coal Company began mining in Westmoreland County, Pennsylvania in 1854 as a Pennsylvania corporation.  In 1910, we incorporated in Delaware and continued our focus on underground coal operations in Pennsylvania and the Appalachian Basin. We moved our headquarters from Philadelphia, Pennsylvania to Colorado Springs, Colorado in 1995 and fully divested ourselves of all Eastern coal operations, and relocated our headquarters to Englewood, Colorado in November 2011. Today, Westmoreland Coal Company is an energy company employing approximately 1,370 employees whose operations include six surface coal mines in Montana, North Dakota, Texas and Wyoming and two coal-fired power generating units with a total capacity of 230 megawatts in North Carolina.  We sold 24.9 million tons of coal in 2013.

Additional Information

For a more comprehensive overview of our business, we refer you to Items 1 and 2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein.

Our principal executive offices are located at 9540 South Maroon Circle, Suite 200, Englewood, CO 80112. Our telephone number is (303) 922-6463. Our website is www.westmoreland.com. The contents of our website are not a part of this prospectus.

OFFERINGS OF COMMON STOCK

Issuer	Westmoreland Coal Company. Our common stock is quoted on NASDAQ Global Market under the symbol "WLB."

Seller	Three selling securityholders identified in "Selling Securityholders" below. We are not selling any of the securities offered under this prospectus or any prospectus supplement.

Securities Offered	Up to 700,000 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the securities offered under this prospectus or any prospectus supplement. See "Use of Proceeds."

Risk Factors	Investing in our securities involves significant risk. See “Risk Factors” below for a discussion of the factors you should carefully consider before investing in shares of our common stock.

RISK FACTORS

Investing in any of the securities is speculative and involves significant risk. You should consider carefully the risk factors discussed within the section entitled “Risk Factors” in Item 1A beginning on page 19 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, which is incorporated by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering in the future, for a discussion of particular factors you should consider before determining whether an investment in any of the securities is appropriate for you. Any of the risks described in such reports and prospectus supplements, as well as additional risks not presently known or that are currently deemed immaterial, could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the common stock could decline or you could lose all or part of your investment.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. Copies of these documents are exhibits to our registration statement, of which this prospectus forms a part, and are incorporated by reference into the registration statement.

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $2.50 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of May 8, 2014, we had 15,077,373 shares of common stock outstanding and 112,668.50 shares of preferred stock outstanding. Our common stock is listed on the NASDAQ Global Market under the symbol “WLB.” The depositary shares representing fractional interests in our Series A Convertible Exchangeable Preferred Stock (“Series A Preferred Stock”) are also listed on the NASDAQ Global Market under the symbol “WLBPZ.”

Common Stock

We are authorized to issue one class of common stock. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election by the holders of our common shares. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of the Series A Preferred Stock and the shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Series A Preferred Stock

We have designated 575,000 shares of our preferred stock as Series A Preferred Stock. As of May 8, 2014, there were 112,668.50 shares of our Series A Preferred Stock issued and outstanding, represented by 450,674 depositary shares.

Ranking. The Series A Preferred Stock ranks prior to our common stock as to rights to receive dividends and distributions upon dissolution. Without the vote of the holders of 2/3rds of the Series A Preferred Stock, voting separately as a class, no class or series of capital stock can be created that ranks equally with or senior to the Series A Preferred Stock as to dividend rights or liquidation preference.

Dividend rights. The holders of the Series A Preferred Stock are entitled to receive, when, as, and if declared by our board of directors out of funds legally available therefor, cumulative cash dividends at the rate of 8 1/2% per annum per share (equivalent to $2.125 per annum per depositary share), payable quarterly on April 1, July 1, October 1, and January 1 in each year. In general, and subject to the Certificate of Designation, dividends not so paid accumulate. Unless full cumulative dividends on the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends (other than dividends in common stock or other shares of our capital stock ranking junior to the Series A Preferred Stock as to dividends) may be paid or declared and set aside for the payment or other distribution made upon our common stock, nor may we redeem, purchase, or otherwise acquire for value any shares of our common stock. Holders of Series A Preferred Stock are not entitled to any dividends in excess of full cumulative dividends. No interest accrues on dividend payments in arrears.

Conversion rights. Holders of the Series A Preferred Stock have the right, exercisable at any time and from time to time, except in the case of Series A Preferred Stock called for redemption or to be exchanged for exchange debentures, to convert all or any such preferred stock into shares of our common stock at a conversion price of $14.64 per share of common stock (equivalent to a conversion ratio of 6.8306 shares of common stock for each share of Series A Preferred Stock (equivalent to 1.708 shares of common stock for each depositary share), subject to adjustment. In the case of Series A Preferred Stock called for redemption or exchange, conversion rights will expire at the close of business on the last business day preceding the redemption date or exchange date. No fractional shares of common stock will be issued upon conversion and, if the conversion results in a fractional interest, we will pay an amount in cash equal to the value of such fractional interest based on the market price of our common stock on the last trading day prior to the date of conversion. The conversion price is subject to adjustment upon the occurrence of events specified in the Certificate of Designation, including (i) the issuance of shares of our common stock as a dividend or distribution on our common stock; (ii) the subdivision or combination of our outstanding common stock; and (iii) the issuance to substantially all holders of our common stock of rights or warrants to subscribe for or purchase common stock at a price per share less than the then current market price per share, as defined in the Certificate of Designation.

Liquidation preference. In the event of any liquidation, dissolution, or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive, out of our remaining net assets, $100.00 in cash for each share of the Series A Preferred Stock (equivalent to $25.00 per depositary share), plus an amount in cash equal to all dividends accumulated on each such share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other shares of our capital stock ranking (as to any such distribution) junior to the Series A Preferred Stock. After such payment, holders of Series A Preferred Stock will not participate further in any distribution of assets.

Optional redemption. Subject to the requirements of Delaware law, we may redeem the Series A Preferred Stock, in whole or in part, at any time, at the redemption price of $100.00 per share (equivalent to $25.00 per depositary share) plus accumulated dividends.

Voting rights. In general, and subject to the Certificate of Designation, the holders of the Series A Preferred Stock may vote on any matter submitted to our stockholders, and on such matters, each share of Series A Preferred Stock is entitled to four votes (equivalent to one vote for each depositary share). However, if we have failed to declare and pay, or set apart for payment, in full the preferential dividends accumulated on the outstanding Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, then the number of directors is increased by two and the holders of the Series A Preferred Stock, voting separately as a class, are entitled to elect two members of the board of directors until all accumulated dividends have been declared and paid or set apart for payment. In addition to the foregoing voting rights, the holders of Series A Preferred Stock have the voting rights provided under “Limitations” below and as required by law.

Limitations. In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, we will not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a class:

•
authorize or issue any class or series of, or rights to subscribe to or acquire any security convertible into, capital stock ranking equally with or senior to the Series A Preferred Stock as to payment of dividends, or distribution of assets upon liquidation; or

•	change the preferences, rights, or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely.

Except as may otherwise be required by applicable law, a class vote or consent is not required (i) in connection with any increase in the total number of authorized shares of our common stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and distribution of assets upon liquidation, junior to the Series A Preferred Stock. No such vote or written consent of the holders of the Series A Preferred Stock is required if, at or prior to the time when the issuance of any such stock ranking prior to the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all of the Series A Preferred Stock at the time outstanding.

Preemptive rights. No holder of the Series A Preferred Stock has preemptive rights to subscribe for or acquire any of our unissued shares or securities convertible into or carrying a right to subscribe to or acquire our shares.

Series B Junior Participating Preferred Stock

We have designated 300,000 shares of our preferred stock as Series B Junior Participating Preferred Stock, par value $1.00 per share (“Series B Preferred Stock”). No shares of our Series B Preferred Stock are currently issued or outstanding.

Other Series of Preferred Stock

Subject to the limitations described above and limitations existing in the indenture governing our 10.75% senior secured notes, under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock, in addition to the Series A Preferred Stock and the Series B Preferred Stock, in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Anti-Takeover Effects of Delaware General Corporate Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status with the prior approval of our board of directors. A business combination includes mergers, consolidations, asset sales, and other transactions involving us and an interested stockholder. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Under our bylaws, any vacancy in a directorship elected by the holders of the Series A Preferred Stock, which we call a Preferred Stock Directorship, shall be filled in the manner specified in the Certificate of Designation, that is, by holders of

Series A Preferred Stock or the remaining Preferred Stock Director. If any vacancy occurs (other than a vacancy in a Preferred Stock Directorship) or any new directorship is created by an increase in the authorized number of directors, that vacancy or newly created directorship may be filled only by a majority vote of the directors (other than the directors elected by the holders of the Series A Preferred Stock) then in office, even if less than a quorum. This provision could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chief executive officer or a majority of our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at a meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting and provided the information required by our bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our charter does not include any greater vote requirements. Our bylaws may be amended or repealed by our board of directors or by the stockholders.

Limitation of Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, our certificate of incorporation contains provisions that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of a corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

Additionally, as permitted by the Delaware General Corporation Law, our bylaws provide that we shall indemnify our directors, officers, managers and supervisors to the extent such indemnification is not prohibited by the Delaware General Corporation Law and we shall advance expenses to our directors, officers, managers and supervisors in connection with a legal proceeding upon receipt of an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification; the rights provided in our certificate of incorporation are not exclusive. Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling us pursuant to the foregoing, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “WLB.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. All proceeds from the sale of the offered securities will be for the account of the selling securityholders.

SELLING SECURITYHOLDERS

The selling securityholders may, from time to time, offer and sell pursuant to this prospectus and any prospectus supplement any or all of the securities listed opposite their names below. When we refer to the “selling securityholders” in this prospectus or any prospectus supplement, we mean those persons listed in the table below, as well as the pledgees and donees of the selling securityholders’ interests.

The table below sets forth the names of the selling securityholders and the securities that each selling securityholder may offer pursuant to this prospectus and any prospectus supplement. Only the selling securityholders listed below or their pledgees or donees may offer and sell securities pursuant to this prospectus and any prospectus supplement. The selling securityholders may offer for sale pursuant to this prospectus and any prospectus supplement from time to time any or all of the securities listed below. Accordingly, no estimate can be given as to the securities that the selling securityholders will hold upon consummation of any such sales. In addition, the selling securityholders listed below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its securities since the date as of which the information in the table is presented.

Beneficial ownership of the securities by the selling securityholders is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the offered shares.

Securities Being Offered by the Westmoreland Retirement Plan Trust

We plan to contribute up to 370,201 shares of our common stock to our defined benefit pension plan known as the Westmoreland Retirement Plan (the “Westmoreland Plan”) in partial satisfaction of cash contributions to the Westmoreland Plan that may be required in the future. The Westmoreland Retirement Plan Trust (the “Westmoreland Trust”) is the trust formed to hold the assets of the Westmoreland Plan. The Westmoreland Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Westmoreland Trust is intended to be exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended. The Westmoreland Trust is funded by our contributions held for the sole benefit of Westmoreland Plan participants and beneficiaries, and to pay proper expenses of plan administration.

As of May 9, 2014, the Westmoreland Trust no longer owned any shares of our common stock. Assuming all the 370,201 shares in this offering were contributed to the Westmoreland Trust and no additional shares were issued, the Westmoreland Trust would own approximately 2.35% of the outstanding shares of our common stock.

Under the terms of the Westmoreland Plan and applicable requirements of federal law, we may contribute common stock to the Westmoreland Plan having a value of up to 10% of the fair market value of all plan assets immediately after the contribution. The exact number of shares to be contributed will therefore depend upon the market value of our common stock at the time of the contribution and the total value of all other Westmoreland Plan assets at the time of the contribution. The Westmoreland Plan’s assets are required by law to be managed in the best interest of participants in the plan and their beneficiaries. The Westmoreland Retirement Benefits Administrative Committee, a committee of officers and management-level employees of Westmoreland that is responsible for overseeing the Westmoreland Plan, retained an independent registered investment advisor to manage, in its sole discretion, the Westmoreland Plan’s disposition of the contributed shares.

Securities Being Offered by The Kemmerer Coal Company Elkol-Sorensen Mine Pension Plan Trust

We plan to contribute up to 241,946 shares of our common stock to our defined benefit pension plan known as the Kemmerer Coal Company Elkol-Sorensen Mine Pension Plan (the “Kemmerer Plan”) in partial satisfaction of cash contributions to the Kemmerer Plan that may be required in the future. The Kemmerer Coal Company Elkol-Sorensen Mine Pension Plan Trust (the “Kemmerer Trust”) is the trust formed to hold the assets of the Kemmerer Plan. The Kemmerer Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Kemmerer Trust is intended to be exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended. The Kemmerer Trust is funded by our contributions held for the sole benefit of Kemmerer Plan participants and beneficiaries, and to pay proper expenses of plan administration.

As of May 9, 2014, the Kemmerer Trust no longer owned any shares of our common stock. Assuming all the 241,946 shares in this offering were contributed to the Kemmerer Trust and no additional shares were issued, the Kemmerer Trust would own approximately 1.53% of the outstanding shares of our common stock.

Under the terms of the Kemmerer Plan and applicable requirements of federal law, we may contribute common stock to the Kemmerer Plan having a value of up to 10% of the fair market value of all plan assets immediately after the contribution. The exact number of shares to be contributed will therefore depend upon the market value of our common stock at the time of the contribution and the total value of all other Kemmerer Plan assets at the time of the contribution. The Kemmerer Plan’s assets are required by law to be managed in the best interest of participants in the plan and their beneficiaries. The Westmoreland Retirement Benefits Administrative Committee, a committee of officers and management-level employees of Westmoreland that is responsible for overseeing the Kemmerer Plan, retained an independent registered investment advisor to manage, in its sole discretion, the Kemmerer Plan’s disposition of the contributed shares.

Securities Being Offered by the Beulah & Savage Mines Hourly EES Pension Plan Trust

We plan to contribute up to 87,853 shares of our common stock to our defined benefit pension plan known as the Beulah & Savage Mines Hourly EES Pension Plan (the “Beulah Plan”) in partial satisfaction of cash contributions to the Beulah Plan that may be required in the future. The Beulah & Savage Mines Hourly EES Pension Plan Trust (the “Beulah Trust”) is the trust formed to hold the assets of the Beulah Plan. The Beulah Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Beulah Trust is intended to be exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended. The Beulah Trust is funded by our contributions held for the sole benefit of Beulah Plan participants and beneficiaries, and to pay proper expenses of plan administration.

As of May 9, 2014, the Beulah Trust no longer owned any shares of our common stock. Assuming all the 87,853 shares in this offering were contributed to the Beulah Trust and no additional shares were issued, the Beulah Trust would own approximately 0.56% of the outstanding shares of our common stock.

Under the terms of the Beulah Plan and applicable requirements of federal law, we may contribute common stock to the Beulah Plan having a value of up to 10% of the fair market value of all plan assets immediately after the contribution. The exact number of shares to be contributed will therefore depend upon the market value of our common stock at the time of the contribution and the total value of all other Beulah Plan assets at the time of the contribution. The Beulah Plan’s assets are required by law to be managed in the best interest of participants in the plan and their beneficiaries. The Westmoreland Retirement Benefits Administrative Committee, a committee of officers and management-level employees of Westmoreland that is responsible for overseeing the Beulah Plan, retained an independent registered investment advisor to manage, in its sole discretion, the Beulah Plan’s disposition of the contributed shares.

Name	Number of Shares Beneficially Owned Prior to this Offering	Shares Contributed to Trusts and Offered in this Offering(1)	Shares Beneficially Owned After this Offering
			Number(2)	Percent of Outstanding
Westmoreland Retirement Plan Trust	0	370,201	370,201	2.35%
The Kemmerer Coal Company Elkol-Sorensen Mine Pension Plan Trust	0	241,946	241,946	1.53%
Beulah & Savage Mines Hourly EES Pension Plan Trust	0	87,853	87,853	0.56%
Total	0	700,000	700,000	4.44%
____________________

(1)
The actual number of shares to be contributed to the each of the plans will be based on the price of our common stock at the date of the contribution, the value of the other assets of the plans at that date, and the amount required to be contributed to the plans, all of which are unknown at this time and estimated for these purposes.

(2)
The selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their offered securities since the date on which they provided information regarding their securities in transactions exempt from the registration requirements of the Securities Act. The Trusts will offer for sale all of the shares of common stock we contribute.

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, sell any or all of its securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling securityholders may use any one or more of the following methods when selling securities:

•	the NASDAQ Global Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of any selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. In addition, the selling securityholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of the selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling securityholders and/or purchasers of selling securityholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The securities offered hereby have been issued to the selling securityholders in a transaction exempt from the registration requirements under the Securities Act. We have agreed to pay all expenses in connection with offerings under this prospectus, but not including fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for the selling securityholders or any underwriter in respect to the securities sold by the selling securityholders.

All sales of shares of common stock by the Trusts shall be made at the direction, and in the sole discretion of, an investment manager.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that any of the selling securityholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Jennifer S. Grafton, the General Counsel and Corporate Secretary of the Company.

EXPERTS

The consolidated financial statements of Westmoreland Coal Company and subsidiaries appearing in Westmoreland Coal Company's Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Westmoreland Coal Company and subsidiaries’ internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Westmoreland Coal Company and subsidiaries management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Westmoreland Resources, Inc. and subsidiary appearing in Westmoreland Coal Company's Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Westmoreland Energy LLC and subsidiaries appearing in Westmoreland Coal Company's Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Westmoreland Kemmerer, Inc. appearing in Westmoreland Coal Company's Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

We completed our acquisition of Chevron Mining, Inc.’s Kemmerer surface coal mine (the “Kemmerer Mine”) on January 31, 2012. The Kemmerer Mine report detailing the Statements of Revenues and Direct Operating Expenses and Statements of Cash Flows for the month ended January 31, 2012 and the year ended December 31, 2011, appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Tanner LLC, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given as the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. for the year ended December 31, 2013 have been audited by Deloitte LLP, independent auditors, as stated in their report. Both the financial statements and the independent auditors’ report are incorporated in this Prospectus by reference from the Westmoreland Coal Company’s current report on Form 8-K dated May 2, 2014. Such combined consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Some of the information that you should consider in deciding whether to invest in the securities is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. We incorporate by reference the following documents filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

Commission Filing (File No. 001-11155)	Period Covered or Date of Filing
Annual Report on Form 10-K	Fiscal year ended December 31, 2013
Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2014
Definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders to be held on May 20, 2014	March 26, 2014
Current Reports on Form 8-K and Form 8-K/A
January 23, 2014; January 30, 2014; February 4, 2014; February 12, 2014; February 27, 2014; March 27, 2014; April 30 2014; May 2, 2014; May 7, 2014; and excepting all such current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of these reports or documents, at no cost, by writing or telephoning us at the following address:

Westmoreland Coal Company
9540 South Maroon Circle, Suite 200
Englewood, CO 80112
Phone: (303) 922-6463

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act, as amended, and as a result file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below, as well as on our website, http://www.westmoreland.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of the registrant in the successful defense of the action, suit or proceeding) is asserted by a director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$2,503.74
Legal Fees and Expenses	10,000.00	*
Accounting Fees and Expenses	31,000.00	*
Total	$43,503.74	*
______________________
* These are fee estimates.

Item 15.     Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation, as amended, and bylaws, as amended, provide that we shall, to the fullest extent authorized by the General Corporation Law of the State of Delaware, indemnify our directors and executive officers; provided; however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, and (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the General Corporation Law of the State of Delaware.

We have entered into agreements to indemnify our directors and executive officers.  These indemnity agreements require us to hold harmless and indemnify each of our directors and executive officers (i) to the fullest extent authorized or permitted by the provisions of our bylaws and the General Corporation Law of the State of Delaware, as the same may be amended from time to time, and (ii) subject to certain exclusions, against expenses that such director or executive officer becomes legally obligated to pay because of any claim or claims made against or by such director or executive officer in connection with threatened, pending or completed actions, suits or proceedings, to which such director or executive officer at any time becomes a party or a participant, or is threatened to be made a party, by reason of the fact that such director or executive officer is, was or at any time becomes a director, officer, employee or other agent of ours, or is or was serving or at any time serves at our request as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including any of our subsidiaries.  These indemnity agreements also establish the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

Our bylaws, as amended, also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the General Corporation Law of the State of Delaware. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Item 16.     Exhibits
See Exhibit Index on Page II-6 of this registration statement.

Item 17.     Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

       (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Englewood, State of Colorado, on May 9, 2014.

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi
Keith E. Alessi Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevin A. Paprzycki and Keith E. Alessi, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith E. Alessi	Chief Executive Officer (Principal Executive Officer) and Director	May 9, 2014
Keith E. Alessi

/s/ Kevin A. Paprzycki	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 9, 2014
Kevin A. Paprzycki

/s/ Russell H. Werner	Controller (Principal Accounting Officer)	May 9, 2014
Russell H. Werner

/s/ Robert P. King	President - U.S. Operations and Director	May 9, 2014
Robert P. King

/s/ Gail E. Hamilton	Director	May 9, 2014
Gail E. Hamilton

/s/ Michael G. Hutchinson	Director	May 9, 2014
Michael G. Hutchinson

/s/ Richard M. Klingaman	Director	May 9, 2014
Richard M. Klingaman

/s/ Craig R. Mackus	Director	May 9, 2014
Craig R. Mackus

/s/ Jan B. Packwood	Director	May 9, 2014
Jan B. Packwood

/s/ Robert C. Scharp	Director	May 9, 2014
Robert C. Scharp

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation	S-1	333-117709	3.1	7/28/2004
3.2	Certificate of Correction to the Restated Certificate of Incorporation	8-K	001-11155	3.1	10/21/2004
3.3	Certificate of Amendment to the Restated Certificate of Incorporation	8-K	001-11155	3.1	9/07/2007
3.4	Certificate of Amendment to the Restated Certificate of Incorporation	8-K	001-11155	3.2	9/07/2007
3.5	Amended and Restated Bylaws	8-K	001-11155	3.1	1/11/2013
4.1	Common Stock certificate	S-2	33-1950	4(c)	12/04/1985
5.1	Legal opinion of Jennifer S. Grafton, General Counsel and Corporate Secretary					X
23.1	Consent of Jennifer S. Grafton (included in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP					X
23.3	Consent of Tanner LLC					X
23.4	Consent of Deloitte LLP					X
24	Power of Attorney (included on signature page)
____________________
* If applicable, to be subsequently filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.